Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Cooper Industries, Inc. Cooper Industries U.S., Inc.or Cooper Industries, Ltd. and in each related Prospectus of our report dated February 19, 2008, with respect to the consolidated financial statements of Cooper Industries, Ltd. and the effectiveness of internal control over financial reporting of Cooper Industries, Ltd., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

No. 2-33-14542	Form S-8 Registration Statement for Cooper Industries, Inc. 1989 Employee Stock Purchase Plan

No. 333-136381	Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Directors Stock Plan

No. 333-120337	Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Stock Incentive Plan

No. 333-24237	Form S-3D Registration Statement for Cooper Industries, Inc. Dividend Reinvestment and Stock Purchase Plan

No. 333-101451	Form S-3D Registration Statement for Cooper Industries, Ltd. Dividend Reinvestment and Stock Purchase Plan

No. 333-51439	Form S-8 Registration Statement for Cooper Industries, Inc. Director’s Retainer Fee Stock Plan

No. 333-51441	Form S-8 Registration Statement for Cooper Industries, Inc. Amended and Restated Management Annual Incentive Plan

No. 333-37580	Form S-8 Registration Statement for Cooper (UK) Employee Share Purchase Plan

No. 333-143688	Form S-3 Registration Statement for Cooper U.S., Inc. Shelf Registration of Debt Securities

Houston, Texas February 19, 2008	/s/ Ernst & Young LLP